EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of PowerLinx, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PowerLinx, Inc., of our report dated March 17, 2006 (except for Note 17, as to which the date is March 29, 2006, and for Note 18, as to which the date is August 17, 2006, which include emphasis paragraphs relating to an uncertainty as to the Company's ability to continue as a going concern and a restatement, respectively), with respect to the financial statements of PowerLinx, Inc. included in its annual report on Form 10-K/A for the year ended December 31, 2005, filed with the Securities and Exchange Commission.







                              /s/ Aidman, Piser & Company, P.A.
                              ------------------------------------
                              Aidman, Piser & Company, P.A.

                              Tampa, Florida
                              September 29, 2006